Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               GENERAL MILLS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                          41-0274440
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

                           --------------------------
                       Number One General Mills Boulevard
                          Minneapolis, Minnesota 55426
                    (Address of principal executive offices)
                                 (612) 540-2311
                         (Registrant's telephone number)
                            -------------------------

                               General Mills, Inc.
                            1998 Employee Stock Plan
                            (Full title of the plan)
                            -------------------------

                             SIRI S. MARSHALL, Esq.
              Senior Vice President, General Counsel and Secretary
                         Number One General Mills Blvd.
                           P.O. Box 1113 (Zip: 55440)
                          Minneapolis, Minnesota 55426
                                 (612) 540-3862
            (Name, address and telephone number of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                   Proposed       Proposed maxi-
                                      Amount        maximum       mum aggregate      Amount of
       Title of securities            to be     offering price       offering      registration
        to be registered            registered     per share          price             fee
-----------------------------------------------------------------------------------------------
Common Stock $.10 par value....     3,000,000      $70.4062       $211,218,600*     $62,309.49
-----------------------------------------------------------------------------------------------

*This amount is estimated only to determine the amount of the registration fee. The actual aggregate offering price could be higher or lower. The proposed maximum offering price is based upon the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on September 30, 1998.

PROSPECTUS


GENERAL MILLS, INC.
1998 Employee Stock Plan
3,000,000 Shares
Common Stock

                                                           General Mills, Inc.
                                                                 P.O. Box 1113
                                                        Minneapolis, MN  55440
                                                                (612) 540-2311






Under this Prospectus, General Mills officers may sell to the public the General Mills Common Stock they receive through the 1998 Employee Stock Plan (the "Plan"). The Plan authorizes stock options, restricted stock and restricted stock units covering up to 3,000,000 shares of General Mills Common Stock to be granted to employees of the Company, including Company officers. The officers can also sell the shares they receive using Rule 144. The list of the General Mills officers who can use this Prospectus will be provided in a supplement to this Prospectus.



--------------------------------------------------------------------------------


The shares issued by General Mills under the Plan have not been approved by the Securities and Exchange Commission or any state securities commission nor have these groups determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



--------------------------------------------------------------------------------






                                 October 5, 1998

More Information About General Mills

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. You can also learn more about General Mills at our web site at http://www.genmills.com.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by giving you a reference to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all the shares under the Plan have been issued:

*  Annual Report on Form 10-K for the year ended May 31, 1998;

* Any description of General Mills Common Stock contained in a registration statement filed with the SEC, and updates of that description.

This Prospectus is also part of a registration statement we filed with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Ivy S. Bernhardson
    Vice President, Secretary
    General Mills, Inc.
    P.O. Box 1113
    Minneapolis, MN  55440-1113
    (612) 540-7365


The Company

General Mills is a leading producer of packaged consumer foods. Included among the many products produced by the Company are the following well-known brands:
GOLD MEDAL flour, CHEERIOS, WHEATIES, and TOTAL ready-to-eat cereals, BETTY CROCKER cake mixes and frostings, BISQUICK baking mix, HAMBURGER HELPER main meal mixes, POP SECRET microwave popcorn, BUGLES and CHEX MIX snacks and YOPLAIT and COLOMBO yogurt.

In this Prospectus, we use the terms "General Mills," "Company" and "we" to mean General Mills, Inc. and its subsidiaries.

The Company's principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; telephone number is (612) 540-2311.


Purpose And Distribution Of Issue

This Prospectus may be used by certain officers of General Mills to resell to the public shares of General Mills Common Stock they receive upon exercise of stock options and vesting of restricted stock and restricted stock units granted under the Plan. Because of their senior position with the Company, these officers might be deemed to control the Company under certain SEC rules. The names of such officers, their titles and the number of shares of Common Stock they receive under the Plan, will be set forth in a supplement to this Prospectus once grants are made under the Plan to the officers. Even though General Mills is filing this Registration Statement with the SEC and will deliver this Prospectus to Common Stock purchasers, we do not necessarily believe that any of the listed officers "controls" the Company under the SEC's rules. The officers selling shares received under the Plan may wish to dispose of their shares from time to time on the New York Stock Exchange, on the Chicago Stock Exchange, in the over-the-counter market, or otherwise, at prices and on terms determined by the market. No proceeds will be received by the Company from these sales.

We do not know whether any General Mills officers will use this Prospectus to offer or sell any shares of Common Stock issued under the Plan or how many shares will be offered or sold.


Legal Opinions

Our General Counsel, Siri S. Marshall, has given her opinion on certain legal matters relating to the Common Stock.


Experts

KPMG Peat Marwick LLP, independent auditors, audited our financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference herein in reliance upon the authority of KPMG Peat Marwick as experts in accounting and auditing.

                                     PART II

Item 3.  Incorporation of Certain Documents by Reference.

The Company incorporates by reference into this Registration Statement the following documents or information:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998 filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934;

    (b) all other reports filed by the Company with the  Commission  pursuant to
Section  13(a) or 15(d) of the  Securities  Exchange  Act of 1934  since May 31,
1998;

    (c) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the offering of securities hereunder.

    (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 2-49637), filed December 26, 1973, as amended.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Described in Item (d) above.


Item 5.  Interests of Named Experts and Counsel.

Certain legal matters in connection with the shares of Common Stock to which this Registration Statement relates have been passed upon by Siri S. Marshall, Senior Vice President and General Counsel of the Company. Ms. Marshall is eligible to participate in the Company's 1998 Employee Stock Plan. As of September 1, 1998, Ms. Marshall owned, directly or indirectly, 17,580 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

Under provisions of the By-laws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by Section 145 of the General Corporation Law of Delaware.

Under such law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought by reason of the fact that he or she is a director or officer of the Company, such person shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of the person's duty to the Company, such person cannot be made whole even for expenses unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses.

The Company carries liability insurance policies covering certain claims which may be made against the Company and/or its officers and directors. The Company also carries insurance where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number          Description

 4       General Mills, Inc. 1998 Employee Stock Plan

 5       Opinion of Counsel re Legality (Consent of Counsel included therein)

23       Consent of KPMG Peat Marwick LLP (Consent of Counsel included in
         Exhibit 5)

24       Powers of Attorney


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, (but that term shall not include the insurance policies referred to in Item 6) the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley (Minneapolis), State of Minnesota, on the 5th day of October, 1998.

                      GENERAL MILLS, INC.             )
                                                      )
                                                      )
                      By    Stephen W. Sanger         )  /s/ Siri S. Marshall
                         Chairman of the Board and    )     Siri S. Marshall
                          Chief Executive Officer     )     Attorney-in-fact


                                POWER OF ATTORNEY

I appoint S.S. Marshall, K.L. Thome and I.S. Bernhardson, together and separately, to be my attorneys-in-fact. This means they may, in my place:

* sign this Registration Statement on Form S-8 covering the General Mills, Inc. 1998 Employee Stock Plan;

* file Form S-8 (with exhibits and related documents) perform the acts that need to be done concerning these filings; and name others to take their place.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                 Title                   )
                                                      )
Stephen W. Sanger       Chairman of the Board         )
                         and Chief Executive Officer  )
Richard M. Bressler     Director                      )
L. D. DeSimone          Director                      )
William T. Esrey        Director                      )
Charles W. Gaillard     Director,                     ) /s/ Siri S. Marshall
                         President                    )   Siri S. Marshall
Raymond V. Gilmartin    Director                      )   Attorney-in-fact
Judith Richards Hope    Director                      )    October 5, 1998
Kenneth A. Macke        Director                      )
Michael D. Rose         Director                      )
A. Michael Spence       Director                      )
Dorothy A. Terrell      Director                      )
Raymond G. Viault       Vice Chairman                 )
C. Angus Wurtele        Director                      )

/s/ Kenneth L. Thome    Senior Vice President,             October 5, 1998
  Kenneth L. Thome      Financial Operations
                        (Principal Accounting Officer)

                                  EXHIBIT INDEX


   Exhibit Number                    Description


         4        General Mills, Inc. 1998 Employee Stock Plan

         5 Opinion of Counsel re Legality (Consent of Counsel included therein)

        23 Consent of KPMG Peat Marwick LLP (Consent of Counsel included in Exhibit 5)

        24        Powers of Attorney